EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE





                                                         Period
                                                      July 1, 1997,
                                                         Through
                                                        March 31,
                                                           1998
                                                      -------------

Earnings of the Company                                 $288,809

Basic:

    Average shares outstanding                           608,262

    Earnings per share                                    $.47